Exhibit 3.3
BY-LAWS
OF
ZBB ENERGY CORPORATION
ARTICLE I. OFFICES
     SECTION 1.01. Principal Office. The principal office of the Corporation shall be located at any place either within or outside the state of Wisconsin as designated in the Corporation’s most current Annual Report filed with the Wisconsin Secretary of State. The executive offices of the Corporation shall be located at the principal office.
     SECTION 1.02. Registered Office. The registered office of the Corporation, as required by the Wisconsin Business Corporation Law (the “WBCL”), shall be located within Wisconsin and may, but need not, be the same as any of its places of business. The address of the registered office may be changed from time to time.
ARTICLE II. SHAREHOLDERS
     SECTION 2.01. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held within 5 months after the close of the Corporation’s fiscal year, at such time and date as determined by the Corporation’s Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.
     SECTION 2.02. Special Shareholder Meetings. Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the President, or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting.
     SECTION 2.03. Place of Shareholder Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or any special meeting of the shareholders, unless all shareholders entitled to vote at the meeting designate, by unanimous written consent, a different place, either within or without the State of

Wisconsin, as the place for the holding of such meeting. If no designation is made by either the directors or unanimous action of the voting shareholders, the place of meeting shall be the principal office of the Corporation in the State of Wisconsin.
     SECTION 2.04. Notice of Shareholder Meeting.
     2.04.1. Required Notice. Except as otherwise required by the WBCL, written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Board of Directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the WBCL or the Corporation’s Articles of Incorporation to receive notice of the meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other forms of wire or wireless communication, or by mail or private carrier. Written notice to a shareholder shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, with postage prepaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; or (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.
     2.04.2. Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is, or must be fixed (see Section 2.05 of this Article II), then notice must be given pursuant to the requirements of Section 2.04.1, above, to those persons who are shareholders as of the new record date.
     2.04.3. Waiver of Notice. Any shareholder may waive notice of the meeting (or any notice required by the WBCL, the Corporation’s Articles of Incorporation or By-Laws), by a writing signed by the shareholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the corporate records. A shareholder’s attendance at a meeting, in person or by proxy:

     (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting;
     (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
     2.04.4. Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called and such other information as may be required by the WBCL. Except as provided in this Section 2.04.4, or as provided in the Corporation’s Articles of Incorporation or otherwise in the WBCL, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.
     2.04.5. Special Transactions and Dissenters’ Rights. If a purpose of any shareholder meeting is to consider either: (a) a proposed amendment to the Corporation’s Articles of Incorporation (including any restated articles requiring shareholder approval); (b) a plan of merger or share exchange; (c) the sale, lease, exchange or other disposition of all, or substantially all of the Corporation’s property; (d) the dissolution of the Corporation; or (e) the removal of a director, the notice must so state and must be accompanied by, respectively, a copy or summary of the: (i) articles of amendment; (ii) plan of merger or share exchange; or (iii) a description of the transaction for disposition of all the Corporation’s property and must be given a sufficient number of days in advance of the meeting to comply with the WBCL. If the proposed corporate action creates dissenters’ rights, the notice must state that shareholders are, or may be, entitled to assert dissenters’ rights, and must be accompanied by a copy of Subchapter XIII of the WBCL.
     SECTION 2.05. Fixing of Record Date.
     2.05.1. Meetings, Distributions, Etc. For the purpose of determining shareholders of any voting group entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or take any other action, or shareholders entitled to receive payment of any distribution or share dividend, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to demand or vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

     (a) with respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-laws to call a meeting, the day before the first notice is delivered to shareholders;
     (b) with respect to a special shareholders’ meeting demanded by the shareholders, the date the first shareholder signs the demand;
     (c) with respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;
     (d) with respect to actions taken in writing without a meeting (pursuant to Section 2.11 of this Article II), the date the first shareholder signs a consent; and
     (e) with respect to a distribution to shareholders, (other than one involving a purchase, redemption or other acquisition of the Corporation’s shares), the date the Board of Directors authorizes the distribution.
     2.05.2. Adjournment. When a determination of shareholders entitled to vote at any shareholders’ meeting has been made as provided in this Section 2.05, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     SECTION 2.06. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A shareholder, or his or her agent or attorney, is entitled, on written demand, to inspect and, provided that the shareholder, or his or her agent or attorney, demonstrates to the satisfaction of the Corporation he or she satisfies the applicable requirements of the WBCL, to copy the list during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders’ list available at the meeting and any shareholder, or his or her agent or attorney, may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at such meeting.
     SECTION 2.07. Shareholder Quorum, Voting Requirements and Voting Groups.

     2.07.1. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Corporation’s Articles of Incorporation, a By-law adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides otherwise, one-quarter of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
     2.07.2. Voting Requirements. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or a By-law adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL requires a greater number of affirmative votes.
     2.07.3. Voting Groups. If the Corporation’s Articles of Incorporation, a By-law adopted under authority granted in the Corporation’s Articles of Incorporation or the WBCL provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group. If the Articles of Incorporation or the WBCL provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
     SECTION 2.08. Proxies. At all meetings of shareholders, a shareholder may vote in person, or vote by proxy pursuant to an appointment of proxy that is executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such appointment of a proxy shall be filed before or at the time of the meeting with the Secretary of the Corporation or other person authorized to tabulate votes. No appointment of a proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the appointment of the proxy.
     SECTION 2.09. Voting of Shares.
     2.09.1. Generally. Except as provided otherwise in the WBCL or in the Corporation’s Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     2.09.2. Shares Held by a Controlled Corporation. No shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. The foregoing, however, shall not limit the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.
     2.09.3. Redeemable Shares. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
     SECTION 2.10. Corporation’s Acceptance of Votes.
     2.10.1. Shareholder Name. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.
     2.10.2. Other Name. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:
     (a) the shareholder is an entity as defined in the WBCL and the name signed purports to be that of an officer or agent of the entity;
     (b) the name signed purports to be that of a personal representative, administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
     (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;
     (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or
     (e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.
     2.10.3. Invalid Signature. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory’s authority to sign for the shareholder.
     2.10.4. No Liability. The Corporation and its officers or agents who accept or reject a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.
     2.10.5. Presumption of Validity. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise.
     SECTION 2.11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the Corporation for inclusion in the minute book. If the action to be taken requires that notice be given to non-voting shareholders, the Corporation shall give the non-voting shareholders written notice of the proposed action at least 10 days before the action is taken, which notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action. Action taken by consents is effective when the last such written consent is delivered to the Corporation, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.
     SECTION 2.12. Voting for Directors. Except as provided in Section 2.11, above, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In this Section 2.12, “plurality” means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Votes cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

ARTICLE III. BOARD OF DIRECTORS
     SECTION 3.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
     SECTION 3.02. Number, Classification, Tenure, and Qualifications of Directors.
     3.02.1 Number. Except as otherwise provided in the Articles of Incorporation, the number of directors shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office, but shall not be less than three. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation unless so required by the Corporation’s Articles of Incorporation.
     3.02.2 Classification. The directors shall be divided into three classes, designated Class I, Class II, and Class III, and the term of directors of each class shall be three years; provided, however, that the initial term of Class I directors shall expire at the first annual shareholders’ meeting after 30 September  , 2004, the initial term of Class II directors shall expire at the second annual shareholders’ meeting after 30 September, 2004 and the initial term of Class III directors shall expire at the third annual shareholders’ meeting after 30 September, 2004. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to Section 3.02(a), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.
     3.02.3 Tenure. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected and shall qualify except where a director is removed or resigns as a director prior to that date.
     SECTION 3.03. Regular Meetings of the Board of Directors. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The President of the Corporation, or in his absence, the Board of Directors may provide, by resolution, the time and place, only within the county where this Corporation’s principal office is located, for the holding of additional regular meetings without other notice than such resolution. Any such regular meeting may be held by telephone in accordance with Section 3.07, below.

     SECTION 3.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the President or any one director. The person authorized to call special meetings of the Board of Directors may fix any place, only within the county where this Corporation’s principal office is located, for holding any special meeting of the Board of Directors. Any such special meeting may be held by telephone in accordance with Section 3.07, below.
     SECTION 3.05. Notice of, and Waiver of Notice for, Special Director Meetings. Notice of meetings, except the regular annual meeting of the Board of Directors, shall be given at least five (5) days prior to the date set for any such meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. Written notice shall be deemed to be effective on the earlier of: (a) the date received; (b) the date it is deposited in the United States mail when addressed to the director at his business or home address as it appears in the Corporation’s records, with postage prepaid; (c) the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) the date sent, if transmitted by telegraph, teletype, facsimile or other form of wire or wireless communication; or (e) the date delivered to a courier or deposited in a designated receptacle, if sent by private carrier, when addressed to the director at his business or home address as it appears in the Corporation’s records. Oral notice shall be deemed effective when communicated. Whenever any notice whatever is required to be given to any director of the Corporation under these By-laws, the Corporation’s Articles of Incorporation or the WBCL, a waiver thereof in writing, signed at any time whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to timely notice. A director’s attendance at, or participation in, a meeting waives any required notice unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.
     SECTION 3.06. Director Quorum and Votes.
     3.06.1. Quorum. A majority of the number of directors specified in Section 3.02.1, above, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
     3.06.2. Votes. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.
     SECTION 3.07. Meetings; Assent.

     3.07.1. Telephonic Meetings. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting and all communication during the meeting is immediately transmitted to each participating director and each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication all participating directors must be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.
     3.07.2. Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; or (b) he dissents or abstains from the action taken and minutes of the meeting are prepared that show his dissent or abstention from the action taken; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) he dissents or abstains from the action taken and minutes of the meeting are prepared that fail to show his dissent or abstention and he delivers written notice of that failure to the Corporation promptly after receiving the minutes. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     SECTION 3.08. Director Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Action taken by consents is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.
     SECTION 3.09. Removal and Resignation of Directors.
     3.09.1. Removal. The shareholders may remove one or more directors only at a meeting called for that purpose if notice has been given to the shareholders that a purpose of the meeting is such removal. The removal may be with or without cause. If a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.
     3.09.2. Resignation. A director may resign at any time by delivering written notice to the Board of Directors or to the Corporation. A resignation is effective when such notice is delivered to the Corporation unless the notice specifies a later effective date.
     SECTION 3.10. Board of Director Vacancies.
     3.10.1. Filling of Vacancies, Generally. Unless the Corporation’s Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During such time that the shareholders fail or are unable to fill such vacancies then and until the shareholders act:
     (a) the Board of Directors may fill the vacancy; or
     (b) if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     3.10.2. Vacancy for Director Elected by a Voting Group. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors.
     3.10.3. Filling of Vacancy Due to Deferred Resignation. A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
     3.10.4. Term of Replacement Director. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. However, if his term expires, he shall continue to serve until his successor is elected and qualified or until there is a decrease in the number of directors.
     SECTION 3.11. Director Compensation. Unless the Corporation’s Articles of Incorporation provide otherwise, the Board of Directors, by resolution and irrespective of any personal interest of any of its members, may provide that each director be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.
     SECTION 3.12. Director Committees.
     3.12.1. Creation of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.
     3.12.2. Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles of Incorporation to take such action, (or, if none is specified in the Corporation’s Articles of Incorporation, the number required by Section 3.06, above, to take action).
     3.12.3. Required Procedures. Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08, above, which govern meetings, notice and waiver of notice, quorum and voting, and action without meetings, of the Board of Directors, apply to committees and their members.
     3.12.4. Authority. Each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee except that a committee may not do any of the following:
     (a) authorize distributions of assets of the Corporation;
     (b) approve or propose to shareholders action that the WBCL requires be approved by shareholders;
     (c) fill vacancies on the Board of Directors or on any of its committees, unless the Board of Directors has specifically granted such authority to the committee;
     (d) amend the Articles of Incorporation pursuant to the authority of directors to do so granted by Section 180.1002 of the WBCL or any successor thereto;

     (e) adopt, amend, or repeal By-laws;
     (f) approve a plan of merger not requiring shareholder approval;
     (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or
     (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.
ARTICLE IV. OFFICERS
     SECTION 4.01. Number of Officers. The officers of the Corporation may consist of the offices of president, vice-president, secretary, and treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint such other officers and assistant officers as it deems necessary. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.
     SECTION 4.02. Appointment and Term of Office. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, they shall hold office until the first meeting of the Board of Directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and shall have been qualified, until his death, or until he shall resign or shall have been removed in the manner provided in Section 4.03, below. The designation of a specified term does not grant to the officer any contract rights, and the Board of Directors may remove the officer at any time prior to the termination of such term.
     SECTION 4.03. Removal of Officers. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.
     SECTION 4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 4.05. Chairman of the Board. The Chairman of the Board (if the Board of Directors has elected one) shall preside at all annual and special meetings of the shareholders and all regular and special meetings of the Board of Directors, shall advise and consult with the President and shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him or her from time to time by the Board of Directors.
     SECTION 4.06. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the Corporation and its officers. The President shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as the President deems necessary, prescribe their powers, duties and compensation and delegate authority to them. Such agents and employees shall hold offices at the discretion of the President. The President may sign, execute, and acknowledge, on behalf of the Corporation, certificates for shares of the Corporation’s capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation’s regular business or which the Board of Directors has authorized to be executed. Except as otherwise provided by the WBCL or the Board of Directors, the President may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, the President shall have all authority and perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
     SECTION 4.07. Vice-Presidents. In the absence of the President and the Chairman of the Board or in the event of his death, inability or refusal to act, the Vice-President, if one has been elected (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign certificates for shares of the Corporation’s capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     SECTION 4.08. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by the WBCL; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the President or a Vice-President, certificates for shares of the Corporation’s capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     SECTION 4.09. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall require.
     SECTION 4.10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
     SECTION 4.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors.
ARTICLE V. LIABILITY AND INDEMNIFICATION
OF DIRECTORS, OFFICERS AND EMPLOYEES
     SECTION 5.01. Definitions Applicable to Indemnification and Insurance Provisions.
     5.01.1. Director, Officer or Employee. “Director, Officer or Employee” means any of the following:
     (a) A natural person who is or was a director, officer or employee of the Corporation.

     (b) A natural person who, while a director, officer or employee of the Corporation, is or was serving either pursuant to the Corporation’s specific request or as a result of the nature of such person’s duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.
     (c) A natural person who, while a director, officer or employee of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.
     (d) Unless the context requires otherwise, the estate or personal representative of a director, officer or employee.
     5.01.2. Expenses. “Expenses” include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding (as defined below in Subsection 5.01.5).
     5.01.3. Liability. “Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.
     5.01.4. Party. “Party” includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding (as defined below in Subsection 5.01.5).
     5.01.5. Proceeding. “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.
     SECTION 5.02. Indemnification of Officers, Directors and Employees.
     5.02.1. Successful Defense. The Corporation shall indemnify a Director, Officer or Employee to the extent he has been successful on the merits or otherwise in the defense of a Proceeding for all reasonable Expenses incurred in connection with the Proceeding if such person was a party because he is a Director, Officer or Employee. Indemnification under this Subsection 5.02.1 shall be made within 10 days of receipt of a written demand for indemnification.

     5.02.2. Other Cases. In cases not included under Subsection 5.02.1, the Corporation shall indemnify a Director, Officer or Employee against Liability and Expenses incurred by such person in connection with a Proceeding to which such person was a party because he is a Director, Officer or Employee, unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Corporation which constitutes:
     (a) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer or Employee has a material conflict of interest;
     (b) A violation of criminal law, unless the Director, Officer or Employee had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful;
     (c) A transaction from which the Director, Officer or Employee derived an improper personal profit; or
     (d) Willful misconduct.
     Indemnification required under this Subsection 5.02.2 shall be made within 30 days of receipt of a written demand for indemnification.
     SECTION 5.03. Determination that Indemnification is Proper.
     5.03.1. Means of Determining whether Indemnification is Required. Unless provided otherwise in the Corporation’s Articles of Incorporation or by a written agreement between the Director, Officer or Employee and the Corporation, determination of whether indemnification is required under Section 5.02 shall be made by any one of the following means selected by the Director, Officer or Employee seeking indemnification:
     (a) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time Parties to the same or related Proceedings. If a quorum of disinterested directors cannot be obtained, such determination may be made by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time Parties to the same or related Proceedings. Directors who are Parties to the same or related Proceedings may participate in the designation of members of the committee.
     (b) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in Subsection 5.03.1(a),

above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are Parties to the same or related Proceedings.
     (c) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under Subsection 5.03.1(b), above, to select independent counsel, one arbitrator selected by the Director, Officer or Employee seeking indemnification, and one arbitrator selected by the two arbitrators previously selected.
     (d) By an affirmative vote of a majority of the outstanding shares. Shares owned by, or voted under the control of, persons who are at the time Parties to the same or related Proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.
     (e) By court order.
     5.03.2. Effect of Termination of Proceeding. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director, Officer or Employee is not required under this Article V.
     5.03.3. Request for Indemnification & Assignment of Claims Required. A Director, Officer or Employee who seeks indemnification under this Article V shall make a written request to the Corporation. As a further pre-condition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer or Employee against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and Expense for which such Director, Officer or Employee is seeking indemnification, and that the Director, Officer or Employee is hereby deemed to have assigned to the Corporation all such rights and remedies.
     5.03.4. Indemnification Not Required. Indemnification under this Article V is not required to the extent the Director, Officer or Employee has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.
     5.03.5. Allowance of Expenses as Incurred. Upon written request by a Director, Officer or Employee who is a Party to a Proceeding, the Corporation shall pay or reimburse his reasonable expenses as incurred if the Director, Officer or Employee provides the Corporation with all of the following:
     (a) A written affirmation of his good faith belief that he has not breached or failed to perform his duties to the Corporation; and
     (b) A written undertaking, executed personally or on his behalf, to repay the allowance without interest to the extent that it is ultimately determined by court order that indemnification under Subsection 5.02.2 is prohibited.
     The undertaking under this Subsection shall be accepted without reference to the Director’s, Officer’s or Employee’s ability to repay the allowance. The undertaking shall be unsecured.
     5.03.6. Subsequent Limitation of Right to Indemnification. The right to indemnification under this Article V may only be reduced by the subsequent affirmative vote of not less than two-thirds of the votes cast by the holders of the Corporation’s outstanding capital stock entitled to vote on such matter. Any reduction in the right to indemnification may only be prospective from the date of such vote.
     SECTION 5.04. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is a Director, Officer or Employee against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Article V.
     SECTION 5.05. Severability. If this Article V or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify the Director, Officer or Employee as to Expenses and Liabilities paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article V that is not invalidated or by applicable law.
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     SECTION 6.01. Certificates for Shares.
     6.01.1. Content. Certificates representing shares of the Corporation shall at minimum, state on their face the name of the Corporation and that it is formed under the laws of Wisconsin; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents, and be in such form as determined by the Board of Directors. Such certificates shall be signed (either manually or by facsimile) by the President or Vice-President or any other two officers of the Corporation. Each certificate for shares shall be consecutively numbered or otherwise identified.
     6.01.2. Legend as to Class or Series. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request, in writing and without charge.
     6.01.3. Shareholder List. The name and address of the person to whom the shares represented by each stock certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.
     6.01.4. Transferring Shares. Subject to Section 6.04, all certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     SECTION 6.01A. Uncertificated Shares. Shares may also be issued in uncertificated form. Within a reasonable time after issuance or transfer of such shares, the Corporation shall send the shareholder a written statement of the information required on share certificates under the WBCL, including: (1) the name of the Corporation; (2) the name of person to whom shares were issued; (3) the number and class of shares and the designation of the series, if any, of the shares issued; and (4) either a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or a conspicuous statement that the Corporation will furnish the information specified in this subsection without charge upon the written request of the shareholder.
     SECTION 6.02. Registration of the Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the

Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
     SECTION 6.02A. Participation in Transfer Schemes. Subject to the WBCL, the Listing Rules and the ASTC Settlement Rules, the Corporation at any time and from time to time may participate in any computerized or electronic security transfer registration or stock market settlement system introduced by or acceptable to ASX or as provided for by the ASTC Settlement Rules. Despite any other provision of these By-Laws (including Section 6.02), during any period of participation in such a system or scheme:
     (a) the Corporation, in respect of securities for the time being subject to the system or scheme:
(i) may cancel any existing securities certificate surrendered to the Corporation; and
(ii) is not obligated to issue or replace any securities certificate so surrendered;
     (b) securities may be transferred and transfers may be registered, in any manner required or permitted by law, the Listing Rules and the ASTC Settlement Rules applying in relation to the system or scheme; and
     (c) the Corporation must apply and give effect to the WBCL, the Listing Rules and the ASTC Settlement Rules.
     SECTION 6.02B. Right to Transfer.
     6.02B.1. No Restriction. Except where required or permitted by law, the Listing Rules, the ASTC Settlement Rules or these By-Laws (including Sections 6.04 and 6.05), there is no restriction on the transfer of shares or CUFS.
     6.02B.2. No Interference. Subject to Sections 6.01.4, 6.02B.1, 6.04 and 6.05, the Corporation and the directors must not in any way prevent, delay or interfere with the generation of a proper ASTC transfer or the registration of a paper-based transfer in registrable form of any securities.
     SECTION 6.03. Acquisition of Shares. The Corporation may acquire its own shares and all shares so acquired constitute treasury shares, which shall be considered issued but not outstanding shares, unless (a) the Corporation’s Articles of Incorporation prohibit treasury shares or prohibit the reissuance of acquired shares; or (b) the Board of Directors, by resolution, cancels the acquired shares, in which event the shares are restored to the status of authorized but unissued shares. If the Articles of Incorporation prohibit treasury shares but do not prohibit the reissuance of acquired shares, all of the Corporation’s shares acquired by it shall be restored to the status of authorized but unissued shares. If the Articles of Incorporation prohibit the reissuance of acquired shares, the number of authorized shares of the Corporation is reduced by the number of shares acquired by the Corporation, effective upon amendment of the Articles of Incorporation, including pursuant to articles of amendment adopted by the Board of Directors without shareholder action pursuant to Section 180.0631(3)(b) of the WBCL, which contain the information required thereby or by any successor to Section 180.0631(3)(b) of the WBCL.
     SECTION 6.04 Regulation S.
     6.04.1 Compliance with Regulation S. The Corporation will not register the transfer of any shares of the Corporation’s common stock, options to purchase common stock, notes convertible into common stock or CUFS (collectively, the “Securities”) which were issued in a transaction exempt from registration pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) if the transfer is not made in accordance with the provisions of Regulation S, pursuant to registration of the Securities under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.
     6.04.2 Foreign Ownership Restrictions. Where a “U.S. person” (as defined in Regulation S) acquires any share or CUFS in breach of any foreign ownership restriction facility established under the ASTC Settlement Rules, the Corporation may exercise its powers under the ASTC Settlement Rules to divest that person of those shares or CUFS in accordance with the ASTC Settlement Rules. That person appoints the Corporation and each of the directors as their attorney to do all things which the attorney considers appropriate to give effect to that divestiture and indemnifies each attorney against any liability they incur in connection with action taken under this Section.
     SECTION 6.05. Restricted Securities. Despite any other provision in these By-Laws:
     (a) the Corporation must comply with and enforce a restriction agreement and enforce these By-Laws to ensure compliance with the requirements of the Listing Rules or ASX for Restricted Securities;
     (b) Restricted Securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or ASX;
     (c) the Corporation must refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period except as permitted by the Listing Rules or ASX; and

     (d) during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.
ARTICLE VIA. COMPLYING WITH ASTC SETTLEMENT RULES
     SECTION 6A.01. Issuance of CUFS. While the Corporation remains on the Official List, it may issue CUFS in respect of shares of common stock of the Corporation, subject to and in accordance with the WBCL, the Listing Rules and the ASTC Settlement Rules.
     SECTION 6A.02. Compliance with ASTC Settlement Rules. The Corporation must comply with the ASTC Settlement Rules if any of its securities are CHESS Approved Securities.
ARTICLE VII. DISTRIBUTIONS
     The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by the WBCL and any other applicable law and in the Corporation’s Articles of Incorporation.
ARTICLE VIII. AMENDMENTS
     SECTION 8.01. Notwithstanding any other provision of the Articles of Incorporation of the Corporation or the Corporation’s By-Laws, the Corporation’s By-Laws may be amended, altered or repealed, and new By-Laws may be enacted, only if not less than three-quarters of the shares of common stock of the Corporation cast at a meeting of shareholders duly called for such purpose favor such action. The Board of Directors may not amend, alter, repeal the Corporation’s By-Laws, or enact new By-Laws; provided, however, the Board of Directors may propose to the shareholders that the Corporation’s By-Laws be amended, altered or repealed, or that new By-Laws be enacted.
ARTICLE IX. PARAMOUNT EFFECT OF LISTING RULES
     SECTION 9.01. While the Corporation remains on the Official List, the following provisions apply:
     (a) despite anything contained in the Corporation’s Articles of Incorporation or By-Laws, if the Listing Rules prohibit an act being done, the act must not be done;

     (b) nothing contained in the Corporation’s Articles of Incorporation or By-Laws prevents an act being done that the Listing Rules require to be done;
     (c) if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be);
     (d) if the Listing Rules require these By-Laws to contain a provision and they do not contain such a provision these By-Laws must be treated as containing that provision;
     (e) if the Listing Rules require these By-Laws not to contain a provision and they contain such a provision, these By-Laws must be treated as not containing that provision; and
     (f) if any provision of these By-Laws is or becomes inconsistent with the Listing Rules, these By-Laws must be treated as not containing that provision to the extent of the inconsistency.
     SECTION 9.02. Where any rule, or provision in any rule, is expressed to be subject to the Listing Rules or contains words to the same effect, the rule or provision is only subject to the provisions of the Listing Rules while the Corporation remains on the Official List.
ARTICLE X. DEFINITIONS
     SECTION 10.01. Definitions Applicable to By-Laws.
     10.01.1. ASTC Settlement Rules. “ASTC Settlement Rules” means the rules of the settlement facility provided by ASTC, as amended from time to time.
     10.01.2. ASTC. “ASTC” means ASX Settlement and Transfer Corporation Pty Limited ABN 49 008 504 532.
     10.01.3. ASX. “ASX” means Australian Stock Exchange Limited ABN 98 008 624 691.
     10.01.4. CHESS Approved Securities. “Chess Approved Securities” has the meaning given in the ASTC Settlement Rules.
     10.01.5. CUFS. “CUFS” stands for CHESS Units of Foreign Securities and means a unit of beneficial ownership in a share.

     10.01.6. Listing Rules. “Listing Rules” means the Listing Rules of ASX as amended from time to time.
     10.01.7. Official List. “Official List” means the official list of entities that ASX has admitted and not removed.
     10.01.8. Restricted Securities. “Restricted Securities” means:
     (a) securities issued in the circumstances set out in Appendix 9B of the Listing Rules;
     (b) securities in respect of which ASX has given the Corporation written notice should be treated as restricted securities.